Exhibit 99.1

Personalis Reports Second Quarter 2021 Financial Results

MENLO PARK, Calif. – August 4, 2021 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer and population sequencing, today reported financial results for the second quarter ended June 30, 2021.

Second Quarter and Recent Highlights

•	Record quarterly revenue of $21.7 million in the second quarter of 2021 compared with $19.5 million in the second quarter of 2020, an 11% increase

•

Revenue of $8.2 million from biopharma and all other customers, excluding the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP), in the second quarter of 2021 compared with $4.7 million in the second quarter of 2020, a 72% increase

•	Ended the second quarter with cash, cash equivalents, and short-term investments of $328.9 million as of June 30, 2021

•	Achieved milestone of delivering more than 125,000 whole human genome sequences to the VA MVP

“I’m proud to say that we were able to report record revenue once again this quarter and that we achieved our twentieth consecutive quarter of growth, as we converted an increasing number of orders into revenue.  Revenue from biopharma and all other customers grew 72% over the same period of the prior year, and increased sequentially for the seventh consecutive quarter,” said John West, Chief Executive Officer. “Recently, we achieved a significant milestone of sequencing our 125,000th whole human genome for the VA MVP, which highlights our expertise and ability to scale.  In addition, our development efforts for NeXT Personal, our Minimal Residual Disease (MRD) offering that we expect to launch in 2021, remain on-track.”

Second Quarter 2021 Financial Results

Revenue was $21.7 million in the three months ended June 30, 2021, up 11% from $19.5 million in the same period of the prior year.

Gross margin was 37.7% in the three months ended June 30, 2021, compared with 24.0% in the same period of the prior year.

Operating expenses were $23.1 million in the three months ended June 30, 2021, compared with $14.2 million in the same period of the prior year.

Net loss was $15.0 million in the three months ended June 30, 2021 and net loss per share was $0.34 based on a weighted-average basic and diluted share count of 44.0 million, compared with a net loss of $9.3 million and a net loss per share of $0.29 on a weighted-average basic and diluted share count of 31.7 million in the same period of the prior year.

Business Outlook

Personalis expects the following for the third quarter of 2021:

•	Total revenue to be approximately $22.2 million

•	Revenue from biopharma and all other customers, excluding VA MVP, to be in the range of $7.5 million to $8.5 million

•	Net Loss to be in the range of $17 million to $18 million; estimated outstanding shares of 44 million

Personalis expects the following for the full year of 2021:

•	Total revenue to be approximately $85 million

•	Revenue from biopharma and all other customers, excluding VA MVP, to be in the range of $33 million to $34 million

•	Net Loss to be in the range of $65 million to $70 million; estimated outstanding shares of 44 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the second quarter 2021 financial results after market close on Wednesday, August 4, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using the conference ID: 8564509. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics for enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT PlatformTM is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. In population sequencing, Personalis operates one of the largest sequencing laboratories globally and is currently the sole sequencing provider to the VA MVP. To enable cancer and population sequencing, the Personalis Clinical Laboratory is built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “estimate,” “expect,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s expectations for revenue and net loss for the third quarter and full year of 2021.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from the U.S. Department of Veterans Affairs Million Veteran Program, which was the company’s largest customer in 2018, 2019, and 2020; the launch of new products and new product features, such as NeXT Personal; the market adoption of offerings launched in 2020, such as Personalis’ whole exome liquid biopsy product; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers increase in future periods; the success of Personalis’ collaborations; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of our customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended June 30, 2021 that will be filed after this earnings release, and risk factors included within the Annual Report on Form 10-K filed on February 25, 2021.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$21,670	$19,495	$42,551	$38,656
Costs and expenses
Cost of revenue	13,502	14,823	26,956	29,945
Research and development	11,687	6,465	21,183	12,855
Selling, general and administrative	11,428	7,705	21,849	14,979
Total costs and expenses	36,617	28,993	69,988	57,779
Loss from operations	(14,947)	(9,498)	(27,437)	(19,123)
Interest income	103	246	198	756
Interest expense	(65)	—	(65)	(2)
Other income (expense), net	(36)	1	(48)	9
Loss before income taxes	(14,945)	(9,251)	(27,352)	(18,360)
Provision for income taxes	8	4	5	34
Net loss	$(14,953)	$(9,255)	$(27,357)	$(18,394)
Net loss per share, basic and diluted	$(0.34)	$(0.29)	$(0.63)	$(0.58)
Weighted-average shares outstanding, basic and diluted	43,960,794	31,731,628	43,113,195	31,538,329

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
VA MVP	$13,507	$14,750	$26,717	$29,506
All other customers	8,163	4,745	15,834	9,150
Total revenue	$21,670	$19,495	$42,551	$38,656

PERSONALIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$70,080	$68,525
Short-term investments	258,827	134,765
Accounts receivable, net	9,278	6,349
Inventory and other deferred costs	7,321	5,639
Prepaid expenses and other current assets	8,803	5,441
Total current assets	354,309	220,719
Property and equipment, net	14,258	11,834
Operating lease right-of-use assets	11,126	10,271
Other long-term assets	3,647	2,018
Total assets	$383,340	$244,842
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,919	$8,301
Accrued and other current liabilities	13,708	11,301
Contract liabilities	11,460	21,034
Total current liabilities	34,087	40,636
Long-term operating lease liabilities	8,518	8,541
Other long-term liabilities	1,988	720
Total liabilities	44,593	49,897
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 44,209,968 and 39,105,548 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	547,951	376,788
Accumulated other comprehensive income (loss)	18	22
Accumulated deficit	(209,226)	(181,869)
Total stockholders’ equity	338,747	194,945
Total liabilities and stockholders’ equity	$383,340	$244,842